                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 36                                  Trade Date: 09/16/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 09/19/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is September 17, 2002


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
    CUSIP
      or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UEJ9              $8,481,000.00              5.25%                 09/15/17                 100%

Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option       Subject to Redemption       (including the redemption price)
----------------        -----------------       ---------------------      --------------------------------
    03/15/03                   Yes                      Yes                          100% 09/15/03
 semi-annually                                                                 semi-annually thereafter

                           Discounts and
 Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
 ---------------           -------------           -----------          ------------------        -----------
  $8,364,386.25            $116,613.75                $3.50             ABN AMRO Financial
                                                                          Services, Inc.
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